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                                                                    Exhibit 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation in the registration statement of Citizens Bancshares, Inc. on Amendment No. 1 to Form S-4, of our report dated February 19, 1998 on the financial statements of The Ohio Bank as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus which is a part of the registration statement.




                                               /s/ Crowe, Chizek and Company LLP

                                               Crowe, Chizek and Company LLP
Columbus, Ohio
October 12, 1998